Exhibit 99.1

RenovaCare Announces Organizational Changes and Appointment of New Officers

Roseland, NJ – March 30, 2021 – RenovaCare, Inc. (Symbol: RCAR; www.renovacareinc.com), developer of patented technologies for spraying self-donated stem cells for the regeneration of organs and tissues, announced today that its Chairman, Chief Executive Officer, and President, Mr. Alan Rubino, has decided to retire. “I am proud of all that has been accomplished at RenovaCare with our management team during my leadership tenure,” stated Mr. Rubino. “I wish the Company and its shareholders continued success as it prepares to commence its initial clinical studies.”

Mr. Rubino formally resigned as the Company’s Chairman, CEO, and President and from its Board of Directors on and effective as of March 25, 2021. To ensure an orderly management transition, Mr. Rubino will continue to provide consulting services to the Company, its senior management staff and the team of contract bioengineers, MD-PhDs, cell biologists, and support staff at Renovacare’s R&D Innovation Center in Berlin, Germany.

On March 26, 2021, the Company’s Board of Directors appointed Dr. Kaiyo Nedd to serve as the Company’s Interim President and Chief Executive Officer and Mr. Harmel S. Rayat, to serve as the Company’s Chairman, effective March 26, 2021. Both Dr. Nedd and Mr. Rayat will serve as members of the Company’s Board of Directors.

Dr. Nedd has been a practicing medical doctor for over 20 years in Vancouver, British Columbia. He was educated at the University of British Columbia and MD. Howard University and the College of Medicine Washington D.C. before undertaking emergency medicine rotation training at Harvard University Brigham and Women’s Hospital and family practice residency training at St. Paul’s Hospital in Vancouver, completing the same in 2002.

Since 2002, Dr. Nedd has acted as medical director of West End Medical Centre in Vancouver, which has provided Dr. Nedd broad patient exposure, involvement in several clinical trials and regular participation on pharmaceutical company advisory boards. In recent years, Dr. Nedd’s focus has been on chronic pain and mental health and has had deep clinical experience with the use of Cannabinoids and in the management of these conditions and continues to keep abreast of ongoing clinical research, as well as digital health care solutions and telemedicine.

Dr. Nedd has served on the board of Doctors of BC, which founded in 1900 and is an association of 14,000 physicians and medical students. During his tenure between 2013 and 2017, he created and oversaw the development of new health delivery systems and negotiated with government and private agencies for the financing of new initiatives.

Dr. Kaiyo Nedd Interim President & CEO RenovaCare, Inc.

Mr. Rayat, newly appointed as Chairman and member of the Board of Directors, has been a long-time majority stockholder and financial supporter of RenovaCare. Through his family office, Kalen Capital Corporation, he has invested over $20 million since 2013.

Mr. Rayat’s support has been key to advancing the SkinGun™ spray device and CellMist System™ from an unpatented technology to a technology platform with eight patent families, numerous peer reviewed articles and conditional FDA approval of its Investigational Device Exemption application to conduct a clinical trial to evaluate safety and feasibility. Mr. Rayat previously served the Company in a variety of capacities, including, at various times, as its President and Chief Executive Officer, Chairman and as a member of the Company’s Board of Directors.

Beginning his career in the financial industry as a messenger and mail-room clerk in a stock brokerage firm in 1981, Mr. Rayat has since invested in a wide range of businesses and sectors, ranging from auto wreckers and alternative energy to raw land and artificial livers.

In recent years, and in addition to commercial real estate in Canada and the United States, Mr. Rayat has narrowed his focus to impact investing. His stated goal is to help inventors, entrepreneurs, and scientists to create and commercialize products and technologies that will have a beneficial impact on society at large.

About RenovaCare

RenovaCare, Inc. is developing new generation autologous stem cell therapies for the regeneration of human organs and tissues. The Company’s initial product under development targets the body’s largest organ, the skin. The Company’s flagship technology, the CellMist™ System, renders single-cell suspensions of tissue-specific pluripotent cells from donor tissues through sequential protease digestions. The RenovaCare CellMist™ System facilitates rapid healing of wounds or other afflicted tissues when applied topically as a gentle cell mist using the patented RenovaCare SkinGun™. The Company’s SkinGun™ is used to spray a liquid suspension of a patient’s stem cells – the CellMist™ Solution – on to wounds.

Development for next-generation biomedical technologies and devices for addressing unmet medical needs and commercialization is taking place at the RenovaCare R&D Innovation Center, located at StemCell Systems in Berlin, Germany. The Innovation Center houses dedicated RenovaCare cell biology laboratories; additional engineering, fabrication, prototyping and performance testing facilities; and product design studios for medical devices and biomedical products. Experienced contract bioengineers, cell biologists, and support staff work under the direction of a team of MD-PhDs who are experts in regenerative medicine, new product development, and clinical translation.

RenovaCare products are currently in development. They are not available for sale in the United States. There is no assurance that the Company’s planned or filed submissions to the U.S. Food and Drug Administration will be accepted or cleared by the FDA.

For additional information, please call Amit Singh at: 1-888-398-0202 or visit: https://renovacareinc.com

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although RenovaCare, Inc. (the “Company”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: the timing and success of clinical and preclinical studies of product candidates, the potential timing and success of the Company’s product programs through their individual product development and regulatory approval processes, adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, obsolescence of the Company’s technologies, technical problems with the Company’s research, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company’s operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company’s ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, and other risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that the Company will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company’s most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S. Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.